UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Brett Chouinard, Altair Engineering Inc.’s (the “Company”) Chief Product and Strategy Officer, notified the Company that he would be stepping down from his position as Chief Product and Strategy Officer as of September 30, 2022 (the “Separation Date”). In connection with his resignation, Mr. Chouinard and the Company entered into an Employment Separation and General Release Agreement, dated as of the Separation Date (the “Separation Agreement”).

The Separation Agreement sets forth the terms of Mr. Chouinard’s compensation related to his separation, as approved by the Compensation Committee of the Board of Directors of the Company, and includes the following compensation to be paid to Mr. Chouinard:

•	an amount equal to $150,000 payable in biweekly installments for six consecutive months from the Separation Date;

•	his earned and unpaid 2022 performance bonus, which shall be paid to Mr. Chouinard at the time such executive bonuses for 2022 performance are payable to other executives of the Company;

•	an amount equal to $25,678.08 for 178 hours of accrued and unpaid paid time off; and

•

accelerated vesting of 11,580 stock options and 3,975 restricted stock units, which reflects the extent that such stock options and restricted stock units would have vested if Mr. Chouinard remained employed with the Company through March 31, 2023.

The foregoing payments are subject to Mr. Chouinard not later revoking the Separation Agreement, as permitted thereunder. The Separation Agreement contains non-solicitation, non-compete, non-disparagement and confidentiality covenants from Mr. Chouinard.

In addition, on January 1, 2023, the Company and Mr. Chouinard intend to enter a consulting agreement with an initial one year term, unless mutually extended by the parties, pursuant to which Mr. Chouinard will provide services to the Company in exchange for payments of $20,000 per fiscal quarter.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

10.1	Employment Separation and General Release Agreement, dated September 30, 2022, by and between Brett Chouinard and the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: October 3, 2022	By:	/s/ Raoul Maitra
	Name:	Raoul Maitra
	Title:	Chief Legal Officer